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                                                                    EXHIBIT 5.1
                                  BRIGGS AND MORGAN
                               PROFESSIONAL ASSOCIATION
                                   2400 IDS CENTER
                                MINNEAPOLIS, MN  55402
                                    (612) 334-8400


                                   February 7, 1997


Delta Beverage Group, Inc.
2221 Democrat Road
Memphis, Tennessee  38132

Gentlemen:

    We have acted as counsel on behalf of Delta Beverage Group, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of $120,000,000 principal amount of 9 3/4% Senior Notes Due 2003 (the "Exchange Notes"), to be issued pursuant to an Indenture, dated December 17, 1996 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee, in exchange for an equal principal amount of the Company's Senior Notes Due 2003 (the "Senior Notes").

    We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

    Based on the foregoing, we are of the opinion that:

    1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

    2. The Exchange Notes, once issued in accordance with the Indenture and delivered in exchange for the Senior Notes pursuant to the terms and conditions set forth in the Registration Statement and accompanying Letter of Transmittal, will be legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm in the Prospectus included therein.

                                  Very truly yours,

                                  BRIGGS AND MORGAN
                                  Professional Association


                                  By /s/ Brian D. Wenger
                                     -----------------------------
                                         Brian D. Wenger